UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2020

AppYea, Inc.
(Exact name of registrant as specified in its charter)

South Dakota

(State or other jurisdiction of incorporation)

000-55403	46-1496846
(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 600, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

800-674-3561

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On February 7, 2020 the Company’s Board of Directors approved the employment contract of Todd Violette as the new CEO and the appointment of Todd Violette as a new Director and elected him to the position of Chairmen of the Board of Directors. See attached Exhibit 10.1.

Based upon AppYea, Inc. current financial position the Board of Director believed it was in the best interest of the Company to change its executive management team. Mr. Violette brings a wealth of experience to AppYea, having spent more than 24 years evaluating and participating investment opportunities across the capital structure of North American companies with a focus on OTC companies. Mr. Violette has worked in a management capacity as a chief executive officer, affecting corporate actions and implementing policies in order to maximize shareholder value.

AppYea has previously announced its participation and desire to be in the CBD and Hemp business Mr. Violette disclosed to the Board a potential conflict of interest regarding his outside participation in a project working with a team of experts building 55,000 sq. feet private hemp exaction facility in in Western Kentucky. Any opportunity resulting from this operation will first be brought to AppYea. Mr. Violette graduated of the University of Maryland College Park in 1992.

On February 7, 2020 the Company’s Board of Directors reached and approved terms of a separation agreement with former CEO Doug McKinnon. See attached Exhibit 10.2. Mr. McKinnon resigned for personal reasons. There was no disagreement with the Board regarding the Company's controls and procedures or public disclosure.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description

10.1	Employment Agreement for Todd Violette.

10.2	Separation and Release Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPYEA, INC.

Date: February 13, 2020	By:	/s/ Todd Violette
Todd Violette
Chief Executive Officer

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